UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                April 27, 2007 (Date of earliest event reported)

                                 MAGNETEK, INC.

             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                1-10233                  95-3917584
(State or Other Jurisdiction    (Commission              (IRS Employer
      of Incorporation)         File Number)           Identification No.)


                       N49 W13650 Campbell Drive
                            Menomonee Falls, WI               53041
               (Address of Principal Executive Offices)     (Zip Code)

        Registrant's telephone number, including area code (262) 783-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry into a Material Definitive Agreement.

Magnetek has entered into an agreement to settle litigation with Samsung-Electro-Mechanics Co., Ltd. (SEMCO), a Korean corporation, whereby SEMCO agrees to pay Magnetek the total sum of $2.12 million in four semiannual installments between June 1, 2007 and December 1, 2008 to resolve a dispute in a development agreement. Magnetek will record the net present value of the payments, estimated at just over $2 million, in other income from continuing operations in its fiscal fourth quarter which ends on July 1, 2007. See "Settlement Agreement and Release" dated April 27, 2007, attached as Exhibit
99.1 to this Current Report.



EXHIBIT
NUMBER     DESCRIPTION

99.1       "Settlement Agreement and Release" dated April 27, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              MAGNETEK, INC.





                                              By: /s/ David Reiland
                                                  -------------------------
                                                  David Reiland
                                                  President
                                                  & Chief Executive Officer
May 1, 2007

                                  EXHIBIT INDEX


EXHIBIT
NUMBER     DESCRIPTION
--------   -----------
99.1       "Settlement Agreement and Release" dated April 27, 2007.